Exhibit 99.1

Sucampo Withdraws European Marketing Application for Lubiprostone

BETHESDA, Md.--(BUSINESS WIRE)--September 4, 2009--Sucampo Pharma Europe, Ltd., a wholly-owned subsidiary of Sucampo Pharmaceuticals, Inc. (NASDAQ:SCMP), today announced the withdrawal of its European marketing authorization application (MAA) for lubiprostone, 24 mcg, for the indication of Chronic Idiopathic Constipation (CIC).

Sucampo stated that its decision to withdraw the MAA was strategic based upon lubiprostone’s projected commercial position in the global market. Sucampo will evaluate its opportunities to obtain an appropriate label in the European Union based on the fact that lubiprostone is the only product registered for chronic therapy for CIC and Irritable Bowel Syndrome with Constipation (IBS-C).

In connection with today’s announcement, Sucampo confirmed its confidence in lubiprostone in the United States, where the drug has been approved and prescribed as a treatment for CIC in adults since 2006 and as a treatment for irritable bowel syndrome in adult women since 2008, as well as in Japan, where lubiprostone is in an ongoing phase 3 trial as a potential treatment for CIC.

Amitiza® (lubiprostone) is co-marketed in the U.S. by Sucampo Pharma Americas, Inc. and Takeda Pharmaceuticals North America, Inc., and is being co-developed in Japan by Sucampo Pharma Ltd., and Abbott Japan Co. Ltd.

Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development.

Sucampo is marketing Amitiza (lubiprostone) 24 mcg in the U.S. for Chronic Idiopathic Constipation in adults and Amitiza 8 mcg in the U.S. to treat Irritable Bowel Syndrome with Constipation in adult women. Sucampo also is developing the drug for additional gastrointestinal disorders with large potential markets. In April 2009, Sucampo acquired U.S. and Canadian rights to Rescula®, an FDA-approved treatment for open-angle glaucoma and ocular hypertension. Sucampo plans to re-launch Rescula in 2010, and to develop it for additional ophthalmic indications. In addition, Sucampo has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide.

Sucampo Pharmaceuticals, Inc. has three wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., located in the UK; Sucampo Pharma, Ltd., located in Japan; and, Sucampo Pharma Americas, Inc., located in Maryland. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.

Amitiza is a registered trademark of Sucampo Pharmaceuticals, Inc. and Rescula is a registered trademark used under license.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Forward-looking statements include statements about the potential utility of Amitiza and Rescula to treat particular indications and expected data availability dates. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
kdesantis@sucampo.com
or
Westwicke Partners
John Woolford, 410-213-0506
john.woolford@westwicke.com